Exhibit 99.1

RealPage Reports Third Quarter 2014 Financial Results

CARROLLTON, Texas--(BUSINESS WIRE)--November 4, 2014--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced financial results for its third quarter ended September 30, 2014.

“Our financial results for the third quarter improved significantly compared to second quarter financial results,” said Steve Winn, Chairman and CEO of RealPage. “Total non-GAAP revenue exceeded our guidance and increased $9.4 million, or 10%, sequentially. This revenue growth was primarily driven by our property management and resident management solutions as well as our renter’s insurance revenue returning to more normalized levels. In addition, new sales bookings accelerated both sequentially and compared to the prior year period, showing initial returns from our investments in sales force expansion and our large pipeline of new products.”

Third Quarter 2014 Financial Highlights

  Non-GAAP total revenue was $104.1 million, an increase of 4% year-over-year, while GAAP total revenue was $104.5 million, an increase of 7% year-over-year;
  Non-GAAP on demand revenue was $100.4 million, an increase of 5% year-over-year, while GAAP on demand revenue was $100.7 million, an increase of 7% year-over-year;
  Adjusted EBITDA was $16.3 million, a decrease of 31% year-over-year;
  Non-GAAP net income was $6.5 million, or $0.08 per diluted share, a year-over-year decrease of 46% and 50%, respectively; and
  GAAP net loss was $3.3 million, or $0.04 per diluted share, compared to GAAP net income of $12.9 million, or $0.17 per diluted share, in the prior year quarter.

Financial Outlook

RealPage management expects to achieve the following results during its fourth quarter ended December 31, 2014:

  Non-GAAP total revenue is expected to be in the range of $103.0 million to $105.0 million;
  Adjusted EBITDA is expected to be in the range of $16.0 million to $17.0 million; and
  Non-GAAP net income per diluted share is expected to be in the range of $0.08 to $0.09.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2014:

  Non-GAAP total revenue is expected to be in the range of $403.8 million to $405.8 million;
  Adjusted EBITDA is expected to be in the range of $69.3 million to $70.3 million; and
  Non-GAAP net income per diluted share is expected to be in the range of $0.38 to $0.39.

Please note that the above statements are forward looking and that Non-GAAP total revenue includes an adjustment for the effect of acquisition-related and other deferred revenue. In addition, the above statements also include the impact of acquisitions. Actual results may differ materially. Please reference the information under the caption “Non-GAAP Financial Measures” as well as reconciliation tables of GAAP financial measures to non-GAAP financial measures as set forth in this press release.

Conference Call and Webcast

The company will host a conference call on November 4, 2014 at 5 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live Web broadcast at http://www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 27660982, until November 10, 2014.

About RealPage

RealPage is a leading provider of cloud-based software and software-enabled services to the rental housing industry. We have created an ecosystem of integrated solutions that monetize transactions between owners, managers, residents, prospects and industry suppliers primarily through subscription based arrangements. These transactions originate from a central repository of real-time data for almost 10 million rental households. Our solutions enable property owners to increase revenue, decrease expense, and reduce risk so that they can outperform their peers. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 10,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans," or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results upon finalizing its review of third quarter results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) litigation; (i) inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis; (j) the ability to enable margin expansion; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on August 8, 2014. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from GAAP in that they include acquisition-related and other deferred revenue and exclude amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), and acquisition related expenses (including any purchase accounting adjustments) and include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets.

We define non-GAAP total revenue as total revenue plus acquisition-related and other deferred revenue adjustment. We also define non-GAAP on demand revenue as on demand revenue plus acquisition-related and other deferred revenue adjustment. Non-GAAP net income is defined as net (loss) income plus acquisition-related and other deferred revenue adjustment, amortization of intangible assets, stock-based compensation expense, acquisition-related expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), loss on disposal of assets, and an adjustment to income tax expense (benefit) to reflect our effective tax rate.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustments, depreciation and asset impairment, loss on sale of assets, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to Yardi litigation (including related insurance litigation and settlement costs), and acquisition-related expenses.

We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi litigation (including related insurance litigation and settlement costs), from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.

Condensed Consolidated Balance Sheets
At September 30, 2014 and December 31, 2013
(unaudited, in thousands except share data)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$30,670	$34,502
Restricted cash	81,049	71,941
Accounts receivable, less allowance for doubtful accounts of $2,116 and $914 at September 30, 2014 and December 31, 2013, respectively	63,731	66,635
Deferred tax asset, net	2,868	3,284
Other current assets	9,566	7,453
Total current assets	187,884	183,815
Property, equipment and software, net	71,464	54,775
Goodwill	193,468	152,422
Identified intangible assets, net	105,192	108,815
Deferred tax asset, net	4,553	-
Other assets	5,023	3,386
Total assets	$567,584	$503,213
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,444	$11,978
Accrued expenses and other current liabilities	25,995	23,122
Current portion of deferred revenue	68,321	66,085
Customer deposits held in restricted accounts	81,015	71,910
Total current liabilities	192,775	173,095
Deferred revenue	6,764	5,671
Deferred tax liability, net	-	1,379
Revolving credit facility	38,572	-
Other long-term liabilities	14,931	8,564
Total liabilities	253,042	188,709
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized and zero shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively
	-	-
Common stock, $0.001 par value per share: 125,000,000 shares authorized, 82,826,622 and 80,511,791 shares issued and 78,849,752 and 78,433,626 shares outstanding at September 30, 2014 and December 31, 2013, respectively

	83	81
Additional paid-in capital	422,414	390,854
Treasury stock, at cost: 3,976,870 and 2,078,165 shares at September 30, 2014 and December 31, 2013, respectively
	(32,305)	(11,183)
Accumulated deficit	(75,470)	(65,086)
Accumulated other comprehensive loss	(180)	(162)
Total stockholders' equity	314,542	314,504
Total liabilities and stockholders' equity	$567,584	$503,213

Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2014 and 2013
(unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
On demand	$100,747	$94,084	$289,361	$270,231
On premise	755	838	2,446	2,799
Professional and other	3,034	3,149	8,280	8,473
Total revenue	104,536	98,071	300,087	281,503
Cost of revenue	46,311	38,111	128,353	110,815
Gross profit	58,225	59,960	171,734	170,688
Operating expense:
Product development	17,528	13,232	48,310	36,997
Sales and marketing	29,949	25,166	83,970	71,992
General and administrative	15,443	15,554	53,191	44,880
Total operating expense	62,920	53,952	185,471	153,869
Operating (loss) income	(4,695)	6,008	(13,737)	16,819
Interest expense and other income, net	(345)	(236)	(771)	(921)
(Loss) income before income taxes	(5,040)	5,772	(14,508)	15,898
Income tax benefit	(1,783)	(7,114)	(4,124)	(2,616)
Net (loss) income	$(3,257)	$12,886	$(10,384)	$18,514

Net (loss) income per share
Basic	$(0.04)	$0.17	$(0.13)	$0.25
Diluted	$(0.04)	$0.17	$(0.13)	$0.24
Weighted average shares used in computing net (loss) income per share
Basic	77,280	75,234	77,075	74,597
Diluted	77,280	76,347	77,075	75,900

(1)Includes stock-based compensation	Three Months Ended		Nine Months Ended
expense as follows:	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	1,141	$785	3,014	$2,211
Product development	2,707	1,271	6,763	3,123
Sales and marketing	3,774	2,686	10,018	7,891
General and administrative	1,914	2,994	8,999	7,817
	$9,536	$7,736	$28,794	$21,042

Condensed Consolidated Statements of Cash Flows
For the Three and Nine Months Ended September 30, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net (loss) income	$(3,257)	$12,886	$(10,384)	$18,514
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,962	7,605	30,533	22,823
Deferred tax benefit	(1,666)	(7,919)	(5,516)	(4,873)
Stock-based compensation	9,536	7,736	28,794	21,042
Loss on disposal of assets	16	37	36	310
Acquisition-related contingent consideration	630	(145)	564	1,300
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
	(8,915)	(3,174)	6,027	(7,507)

Net cash provided by operating activities	7,306	17,026	50,054	51,609
Cash flows from investing activities:
Purchases of property, equipment and software, net	(9,990)	(8,797)	(29,125)	(22,190)
Acquisition of businesses, net of cash acquired	111	(146)	(41,942)	(10,342)
Intangible asset additions	-	-	-	(600)
Net cash used by investing activities	(9,879)	(8,943)	(71,067)	(33,132)
Cash flows from financing activities:
Payments on and proceeds from debt, net	12,440	(138)	37,160	(10,411)
Payments of deferred acquisition-related consideration	(3,259)	(1,059)	(4,007)	(1,545)
Issuance of common stock	152	3,861	5,168	6,854
Purchase of treasury stock	(15,298)	(1,098)	(21,122)	(3,163)
Net cash (used in) provided by financing activities	(5,965)	1,566	17,199	(8,265)
Net (decrease) increase in cash and cash equivalents	(8,538)	9,649	(3,814)	10,212
Effect of exchange rate on cash	(9)	12	(18)	(36)
Cash and cash equivalents:
Beginning of period	39,217	34,319	34,502	33,804
End of period	$30,670	$43,980	$30,670	$43,980

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Nine Months Ended September 30, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP revenue:
Revenue (GAAP)	$104,536	$98,071	$300,087	$281,503
Acquisition-related and other deferred revenue	(392)	1,793	725	1,795
Non-GAAP revenue	$104,144	$99,864	$300,812	$283,298

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted gross profit:
Gross profit (GAAP)	$58,225	$59,960	$171,734	$170,688
Acquisition-related and other deferred revenue	(392)	1,793	725	1,795
Depreciation	2,311	1,480	6,182	4,767
Amortization of intangible assets	2,982	1,656	7,852	5,651
Stock-based compensation expense	1,141	785	3,014	2,211
Adjusted gross profit	$64,267	$65,674	$189,507	$185,112

Adjusted gross profit margin	61.7%	65.8%	63.0%	65.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted EBITDA:
Net (loss) income (GAAP)	$(3,257)	$12,886	$(10,384)	$18,514
Acquisition-related and other deferred revenue	(392)	1,793	725	1,795
Depreciation, asset impairment and loss on disposal of asset	5,121	3,400	13,911	10,486
Amortization of intangible assets	5,857	4,242	16,658	12,647
Interest expense, net	349	236	780	1,199
Income tax benefit	(1,783)	(7,114)	(4,124)	(2,616)
Litigation-related expense	39	278	4,884	331
Stock-based compensation expense	9,536	7,736	28,794	21,042
Acquisition related expense	860	288	2,098	2,113
Adjusted EBITDA	$16,330	$23,745	$53,342	$65,511

Adjusted EBITDA margin	15.7%	23.8%	17.7%	23.1%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP total product development:
Product development (GAAP)	$17,528	$13,232	$48,310	$36,997
Less: Amortization of intangible assets	-	-	-	1
Stock-based compensation expense	2,707	1,271	6,763	3,123
Non-GAAP total product development:	$14,821	$11,961	$41,547	$33,873

Non-GAAP total product development as % of non-GAAP revenue:	14.2%	12.0%	13.8%	12.0%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Nine Months Ended September 30, 2014 and 2013
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)	$29,949	$25,166	$83,970	$71,992
Less: Amortization of intangible assets	2,875	2,586	8,614	6,996
Stock-based compensation expense	3,774	2,686	10,018	7,891
Non-GAAP total sales and marketing:	$23,300	$19,894	$65,338	$57,105

Non-GAAP total sales and marketing as % of non-GAAP revenue:	22.4%	19.9%	21.7%	20.2%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP total general and administrative:
General and administrative (GAAP)	$15,443	$15,554	$53,191	$44,880
Less: Amortization of intangible assets	-	-	192	-
Acquisition related expense	860	288	2,098	2,113
Stock-based compensation expense	1,914	2,994	8,999	7,817
Litigation related expense	39	278	4,884	331
Non-GAAP total general and administrative:	$12,630	$11,994	$37,018	$34,619

Non-GAAP total general and administrative as % of non-GAAP revenue:	12.1%	12.0%	12.3%	12.2%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP total operating expense:
Operating expense (GAAP)	$62,920	$53,952	$185,471	$153,869
Less: Amortization of intangible assets	2,875	2,586	8,806	6,997
Acquisition related expense	860	288	2,098	2,113
Stock-based compensation expense	8,395	6,951	25,780	18,831
Litigation related expense	39	278	4,884	331
Non-GAAP total operating expense:	$50,751	$43,849	$143,903	$125,597

Non-GAAP total operating expense as % of non-GAAP revenue:	48.7%	43.9%	47.8%	44.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP operating income:
Operating (loss) income (GAAP)	$(4,695)	$6,008	$(13,737)	$16,819
Acquisition-related and other deferred revenue	(392)	1,793	725	1,795
Amortization of intangible assets	5,857	4,242	16,658	12,647
Stock-based compensation expense	9,536	7,736	28,794	21,042
Acquisition related expense	860	288	2,098	2,113
Litigation related expense	39	278	4,884	331
Non-GAAP operating income	$11,205	$20,345	$39,422	$54,747

Non-GAAP operating margin	10.8%	20.4%	13.1%	19.3%

Reconciliation of GAAP to Non-GAAP Measures
For the Three and Nine Months Ended September 30, 2014 and 2013
(unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Non-GAAP net income:
Net (loss) income (GAAP)	$(3,257)	$12,886	$(10,384)	$18,514

Acquisition-related and other deferred revenue	(392)	1,793	725	1,795
Amortization of intangible assets	5,857	4,242	16,658	12,647
Stock-based compensation expense	9,536	7,736	28,794	21,042
Acquisition related expense	860	288	2,098	2,113
Litigation related expense	39	278	4,884	331
Loss on disposal of assets	16	37	36	310
Subtotal of add-back items	15,916	14,374	53,195	38,238

Tax impact of add-back items(1)	(6,366)	(5,750)	(21,278)	(15,295)
Tax expense resulting from applying effective tax rate(2)	233	(9,423)	1,679	(8,975)
Non-GAAP net income	$6,526	$12,087	$23,212	$32,482

Non-GAAP net income per share - diluted	$0.08	$0.16	$0.30	$0.43

Weighted average shares - diluted	77,280	76,347	77,075	75,900
Weighted average effect of dilutive securities	494	-	727	-
Non-GAAP weighted average shares - diluted	77,774	76,347	77,802	75,900

(1)Reflects the removal of the tax benefit associated with the amortization of intangible assets, stock-based compensation expense, acquisition related deferred revenue adjustment and acquisition related expense.

(2)Represents adjusting to a normalized effective tax rate of 40%.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Annualized Non-GAAP on demand revenue per average on demand unit:
On demand revenue (GAAP)	$100,747	$94,084	$289,361	$270,231
Acquisition-related and other deferred revenue	(392)	1,793	725	1,795
Non-GAAP on demand revenue	$100,355	$95,877	$290,086	$272,026

Ending on demand units	9,496	8,730	9,496	8,730
Average on demand units	9,434	8,673	9,305	8,527

Annualized Non-GAAP on demand revenue per average on demand unit	$42.55	$44.22	$41.57	$42.53

Annual customer value of on demand revenue(1)	$404,055	$386,041

(1)This metric represents management's estimate for the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units times annualized Non-GAAP on demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage, Inc.
Investor Relations:
Rhett Butler, 972-820-3773
rhett.butler@realpage.com